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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 10/Amendment No. 360 to Registration Statement Nos. 333-178515/811-08306 on Form N-4 of our report on the consolidated financial statements and financial statement schedules of MetLife, Inc., dated February 26, 2015 (except with respect to segment information as described in Note 2 and the subsequent events described in Note 23 as to which the date is May 21, 2015) (which report expresses an unqualified opinion on such consolidated financial statements and financial schedules and includes an explanatory paragraph with respect to the retrospective adjustment of the consolidated financial statements for certain changes in the Company's segments as described in Note 2), and our report dated February 26, 2015, on the effectiveness of MetLife's internal control over financial reporting as of December 31, 2014, which appears in MetLife's Annual Report on Form 10-K for the year ended December 31, 2014, which is also incorporated by reference in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP


New York, New York
July 14, 2015